Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 000-22026) of Rent-Way, Inc. of our report dated June 22, 2006 relating to the 2005 financial statements and supplemental schedule of Rent-Way, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.
/s/ Malin, Bergquist & Company, LLP
Erie, Pennsylvania
June 27, 2006